Exhibit 99.1

AV Homes Reports Results for Third Quarter 2015 and Increases

2015 Outlook to reflect the Acquisition of Bonterra Builders

Third Quarter 2015 Highlights - as compared to the prior year third quarter (unless otherwise noted)

•	Net income increased to $5.5 million, or $0.25 per diluted share, compared to $0.7 million, or $0.03 per diluted share

•	Total revenue increased 78% to $153.8 million

•	Homebuilding revenue increased 112% to $151.1 million

•	Closings increased 84% to 515 units

•	Average selling price for closed homes increased 15.5% to $293,000 per home

•	Net new order value increased 144% to $164.0 million on a 106% increase in units

•	Backlog value increased 154% to $307.5 million on 1,026 units

•	Selling communities increased to 60 from 25 and communities with closings increased to 51 from 18

Scottsdale, AZ (October 29, 2015) – AV Homes, Inc. (Nasdaq: AVHI), a developer and builder of active adult and primary residential communities in Florida, Arizona and the Carolinas, today announced results for its third quarter ended September 30, 2015. Total revenue for the third quarter of 2015 increased 78% to $153.8 million from $86.6 million in the third quarter of 2014. Net income and diluted earnings per share increased to $5.5 million and $0.25 per share, respectively, compared to $0.6 million, and $0.03 per share in the third quarter of 2014. Results from the third quarter of 2015 include the contribution from our recent acquisition of Bonterra Builders, which closed on July 1, 2015. The Company is substantially complete with its preliminary analysis of its business combination accounting and the current period results reflect the associated impact.

Roger A. Cregg, President and Chief Executive Officer, commented, “We are pleased with our results for the third quarter as we continued to improve our operating performance throughout this year, highlighted by an increase in homes delivered, net new orders and homebuilding revenue in the third quarter compared to last year. Our gross margin increased and our SG&A expense leverage improved from the prior year quarter, while generating net income of $5.5 million. Our backlog sales value also increased 154% to $308 million and backlog units increased 118% to 1,026 homes. We continue to support our long-term growth strategy, increasing our selling communities in the third quarter to 60 from 25 last year and increasing our communities with closings to 51 compared to 18 last year.”

Mr. Cregg added, “Our third quarter results were also highlighted by the completion of the acquisition of Bonterra Builders in Charlotte, North Carolina, which closed on July 1st. The integration of Bonterra Builders is well on its way to increasing our scale and market share in the greater Charlotte area and improving our geographic and customer segment diversification. In addition, we increased our full year 2015 guidance inclusive of the acquisition.”

The increase in total revenue for the third quarter of 2015 compared to the prior year period included a 112% increase in homebuilding revenue to $151.1 million. The increase in homebuilding revenue was driven by the acquisition of Bonterra Builders, volume increases due to a greater number of communities with closings in each of our existing markets, and higher average selling prices due to price increases and improvements in the mix of homes sold. During the third quarter of 2015, the Company closed 515 homes, an 84% increase from the 280 homes closed during the third quarter of 2014, and the average unit price per closing improved 15.5% to approximately $293,000 from approximately $254,000 in the third quarter of 2014.

Homebuilding gross margin improved to 19.9% in the third quarter of 2015 from 17.7% in the third quarter of 2014. The increase in gross margin year-over-year was primarily due to a change in the mix of communities as a significant number of new communities in each of our markets came on line within the past year due to both organic and acquisition growth. Additionally, we continue to opportunistically raise prices and have reduced our construction costs in the Florida market.

Homebuilding SG&A expense as a percentage of homebuilding revenue was 12.8% in the third quarter of 2015 compared to 13.2% in the third quarter of 2014. The improvement was primarily due to the increased scale of the business which allows us to leverage the cost base, particularly in the Carolinas with the acquisition of Bonterra Builders. Corporate general and administrative expenses as a percentage of homebuilding revenue improved to 2.5% in the third quarter of 2015 from 5.6% in the same period a year ago driven by the favorable cost leverage the Company is achieving in continuing to effectively manage its costs while growing the revenue of the business.

The number of new housing contracts signed, net of cancellations, during the three months ended September 30, 2015 increased 106% to 555, compared to 270 units during the same period in 2014. The increase in housing contracts was primarily attributable to the increase in selling communities to 60 from 25 as a result of both acquisition and organic growth. The average sales price on contracts signed in the third quarter of 2015 increased 18.5% to approximately $295,000 from approximately $249,000 in the third quarter of 2014. The aggregate dollar value of the contracts signed during the third quarter increased 144% to $164.0 million, compared to $67.1 million during the same period one year ago. The backlog value of homes under contract but not yet closed at September 30, 2015 increased 154% to $307.5 million on 1,026 units, compared to $120.9 million on 470 units at September 30, 2014.

2015 Updated Outlook

AV Homes issued the following expectations for its financial performance for the fourth quarter and full year 2015 based on the year to date results and the July 1st acquisition of Bonterra Builders:

•	The Company expects to have approximately 57 communities with closings at the end of 2015;

•	The number of homes closed for the full year 2015 is expected to be approximately 1,800 units;

•	Homebuilding Revenue for the full year 2015 is expected to be approximately $510 million to $520 million;

•	Homebuilding Gross Margins for the full year 2015 are expected to be in a range of approximately 18.2% to 18.5%; and

•	Net Income for the full year 2015 is expected to be in a range of approximately $12 million to $14 million.

The Company will hold a conference call and webcast on Friday, October 30, 2015 to discuss its third quarter financial results. The conference call will begin at 8:30 a.m. EDT. The conference call can be accessed live over the telephone by dialing (877) 643-7158 or for international callers by dialing (914) 495-8565; please dial-in 10 minutes before the start of the call. A replay will be available on October 30, 2015 beginning at 11:30 a.m. and can be accessed by dialing (855) 859-2056 or for international callers by dialing (404) 537-3406; the conference ID is 60974254. The telephonic replay will be available until November 6, 2015. The webcast, which can be accessed by going to the Investor Relations section of AV Homes’ website at www.avhomesinc.com, is accompanied by an Investor Presentation. A replay of the original webcast will be available shortly after the call.

AV Homes, Inc. is engaged in homebuilding and community development in Florida, Arizona and North Carolina. Its principal operations are conducted in the greater Orlando, Jacksonville, Phoenix, Charlotte and Raleigh markets. The Company builds communities that serve both active adults (55 years and older) as well as people of all ages. AV Homes common shares trade on NASDAQ under the symbol AVHI. For more information, visit www.avhomesinc.com.

This news release, the conference call, webcast and other related items contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward looking statements, which include references to our updated outlook for 2015, involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the homebuilding industry and its dependence on broader economic conditions; competition for home buyers, properties, financing, raw materials and skilled labor; overall market supply and demand for new homes; our ability to successfully integrate acquired businesses; conflicts of interest involving our largest stockholder; contractual restrictions under a stockholders agreement with our largest stockholder; our ability to access sufficient capital; our ability to generate sufficient cash to service our indebtedness and potential need for additional financing; terms of our financing documents that may restrict our operations and corporate actions; fluctuations in interest rates; our ability to purchase outstanding notes upon certain fundamental changes; contingent liabilities that may affect our liquidity; development liabilities that may impose payment obligations on us; the availability of mortgage financing for home buyers; increased regulation of the mortgage industry; changes in federal lending programs and other regulations; cancellations of home sale orders; declines in home prices in our primary regions; inflation affecting homebuilding costs; the prices and supply of building materials and skilled labor; elimination or reduction of tax benefits associated with home ownership; warranty and construction defect claims; health and safety incidents in homebuilding activities; availability and suitability of undeveloped land and improved lots; ability to develop communities within expected timeframes; the seasonal nature of our business; impacts of weather conditions and natural disasters; resource shortages and rate fluctuations; value and costs related to our land and lot inventory; our ability to recover our costs in the event of reduced home sales; dependence on our senior management; effect of our expansion efforts on our cash flows and profitability; effects of government regulation of development and homebuilding projects; raising healthcare costs; our ability to realize our deferred income tax asset; costs of environmental compliance; impact of environmental changes; dependence on digital technologies and potential interruptions; and potential dilution related to future financing activities, all as described in “Risk Factors” in our most recent Annual Report on Form 10-K for and our other filings with the Securities and Exchange Commission, which filings are available on www.sec.gov. Forward-looking statements are based on the expectations, estimates, or projections of management as of the date of this news release, the conference call, the Investor Presentation and the webcast. AV Homes disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

Investor Contact:

Mike Burnett

EVP, Chief Financial Officer

480-214-7408

m.burnett@avhomesinc.com

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(in thousands)

	September 30, 2015	December 31, 2014
	(unaudited)
Assets
Cash and cash equivalents	$22,252	$180,334
Restricted cash	26,273	16,447
Land and other inventories	619,881	383,184
Receivables	7,662	2,906
Property and equipment, net	35,556	36,922
Investments in unconsolidated entities	1,173	17,991
Prepaid expenses and other assets	22,326	20,980
Goodwill	21,017	6,071
Assets held for sale	—	4,051

Total Assets	$756,140	$668,886

Liabilities and Stockholders’ Equity

Liabilities
Accounts payable	$38,534	$16,087
Accrued and other liabilities	33,404	28,134
Customer deposits	9,679	4,966
Estimated development liability	32,738	33,003
Notes payable	326,719	299,956
Credit facility	30,000	—

Total Liabilities	471,074	382,146

Stockholders’ Equity
Common stock	22,456	22,183
Additional paid-in capital	398,996	396,989
Accumulated deficit	(133,367)	(129,413)

	288,085	289,759
Treasury stock	(3,019)	(3,019)

Total Stockholders’ Equity	285,066	286,740

Total Liabilities and Stockholders’ Equity	$756,140	$668,886

AV HOMES, INC. AND SUBSIDIARIES

Consolidated Statements of Operations and Comprehensive Income (Loss)

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Homebuilding	$151,130	$71,127	$280,381	$145,155
Amenity and other	2,691	2,572	8,195	7,630
Land sales	6	12,942	3,470	29,168

Total revenues	153,827	86,641	292,046	181,953

Expenses
Homebuilding	140,460	67,911	269,647	141,068
Amenity and other	2,221	2,603	7,034	8,215
Land sales	2	8,672	385	20,910

Total real estate expenses	142,683	79,186	277,066	170,193
General and administrative expenses	3,820	4,016	11,756	12,264
Interest income and other	(41)	(85)	(165)	(258)
Interest expense	1,840	2,841	7,503	2,952

Total expenses	148,302	85,958	296,160	185,151
Equity in earnings (loss) in unconsolidated entities	(5)	(5)	160	(10)

Net income (loss) before income taxes	5,520	678	(3,954)	(3,208)
Income tax expense (benefit)	—	—	—	—

Net income (loss) and comprehensive income (loss)	5,520	678	(3,954)	(3,208)
Net income attributable to non-controlling interests in consolidated entities	—	—	—	329

Net income (loss) and comprehensive income (loss) attributable to AV Homes stockholders	$5,520	$678	$(3,954)	$(3,537)

Basic Earnings (Loss) Per Share	$0.25	$0.03	$(0.18)	$(0.16)

Diluted Earnings (Loss) Per Share	$0.25	$0.03	$(0.18)	$(0.16)

The following table provides a comparison of certain financial data related to our operations for the three and nine months ended September 30, 2015 and 2014 (in thousands):

	Three Months		Nine Months
	2015	2014	2015	2014
Operating income (loss):

Florida
Revenues
Homebuilding	$86,892	$53,669	$185,484	$114,600
Amenity and other	2,691	2,572	8,195	7,630
Land sales	6	12,942	3,470	15,300

Total Revenues	89,589	69,183	197,149	137,530

Expenses

Homebuilding	68,409	43,891	149,033	93,118
Homebuilding selling, general and administrative	11,419	6,613	26,172	15,923
Amenity and other	2,199	2,537	6,938	7,888
Land sales	2	8,688	385	9,388

Segment operating income	7,560	7,454	14,621	11,213

Arizona
Revenues
Homebuilding	$20,012	$17,458	$45,196	$30,555
Land sales	—	—	—	13,868

Total Revenues	20,012	17,458	45,196	44,423

Expenses
Homebuilding	16,497	14,660	38,704	25,640
Homebuilding selling, general and administrative	3,009	2,209	7,846	5,150
Amenity and other	22	66	96	327
Land sales	—	(16)	—	11,522

Segment operating income (loss)	484	539	(1,450)	1,784

Carolinas
Revenues
Homebuilding	$44,226	$—	$49,701	$—

Total Revenues	44,226	—	49,701	—

Expenses
Homebuilding	36,182	—	41,174	—
Homebuilding selling, general and administrative	4,944	538	6,718	1,237

Segment operating income (loss)	3,100	(538)	1,809	(1,237)

Operating income	$11,144	$7,455	$14,980	$11,760
Unallocated income (expenses):
Interest income and other	41	85	165	258
Equity in earnings (loss) in unconsolidated entities	(5)	(5)	160	(10)
Corporate general and administrative expenses	(3,820)	(4,016)	(11,756)	(12,264)
Interest expense	(1,840)	(2,841)	(7,503)	(2,952)

Income (loss) before income taxes	5,520	678	(3,954)	(3,208)
Income tax expense (benefit)	—	—	—	—
Net income attributable to non-controlling interests	—	—	—	329

Net income (loss) attributable to AV Homes	$5,520	$678	$(3,954)	$(3,537)

Data from closings for the Florida, Arizona and the Carolinas segments for the three and nine months ended September 30, 2015 and 2014 is summarized as follows (dollars in thousands):

For the three months ended September 30,	Number of Units	Revenues	Average Price Per Unit
2015
Florida	317	$86,892	$274
Arizona	71	20,012	282
Carolinas	127	44,226	348

Total	515	$151,130	$293

2014
Florida	212	$53,670	$253
Arizona	68	17,458	257
Carolinas	—	—	—

Total	280	$71,128	$254

For the nine months ended September 30,	Number of Units	Revenues	Average Price Per Unit
2015
Florida	704	$185,483	$263
Arizona	170	45,196	266
Carolinas	145	49,702	343

Total	1,019	$280,381	$275

2014
Florida	451	$114,600	$254
Arizona	120	30,555	255
Carolinas	—	—	—

Total	571	$145,155	$254

Data from contracts signed for the Florida, Arizona and the Carolinas segments for the three and nine months ended September 30, 2015 and 2014 is summarized as follows (dollars in thousands):

For the three months ended September 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2015
Florida	335	(57)	278	$75,308	$271
Arizona	173	(31)	142	40,425	285
Carolinas	152	(17)	135	48,229	357

Total	660	(105)	555	$163,962	$295

2014
Florida	261	(36)	225	$55,760	$248
Arizona	57	(15)	42	10,605	253
Carolinas	3	—	3	774	258

Total	321	(51)	270	$67,139	$249

For the nine months ended September 30,	Gross Number of Contracts Signed	Cancellations	Contracts Signed, Net of Cancellations	Dollar Value	Average Price Per Unit
2015
Florida	1,143	(176)	967	$260,492	$269
Arizona	460	(79)	381	110,189	289
Carolinas	209	(26)	183	63,635	348

Total	1,812	(281)	1,531	$434,316	$284

2014
Florida	673	(70)	603	$152,262	$253
Arizona	177	(32)	145	36,539	252
Carolinas	3	—	3	774	258

Total	853	(102)	751	$189,575	$252

Backlog for the Florida, Arizona and the Carolinas segments as of September 30, 2015 and 2014 is summarized as follows (dollars in thousands):

As of September 30,	Number of Backlog Units	Dollar Volume	Average Price Per Unit
2015
Florida	536	$147,085	$274
Arizona	263	78,799	300
Carolinas	227	81,635	360

Total	1,026	$307,519	$300

2014
Florida	372	$95,815	$258
Arizona	95	24,347	256
Carolinas	3	774	258

Total	470	$120,936	$257